AS FILED WITH THE SECURITIES AND EXCHANGE            REGISTRATION NO. 33-_______
       COMMISSION ON MAY 18, 1995


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         MICHIGAN FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                 MICHIGAN                                  38-2011532
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

         101 WEST WASHINGTON STREET
            MARQUETTE, MICHIGAN                               49855
    (Address of Principal executive offices)                (Zip Code)


                       THE MICHIGAN FINANCIAL CORPORATION
                               STOCK OPTION PLAN
                            (Full title of the plan)

                     KENNETH F. BECK, SENIOR VICE PRESIDENT
                            101 W. WASHINGTON STREET
                              MARQUETTE, MI 49855
                    (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                  906/228-6940


                        CALCULATION OF REGISTRATION FEE


                                              Proposed             Proposed
                              Amount           Maximum              Maximum            Amount of
Title of Securities           to be         Offering Price         Aggregate          Registration
to be Registered            Registered        Per Share          Offering Price           Fee


Common Shares              280,000 Sh (1)     $19.50*            $5,460,000*             $1,882.61*


(1)  Subject to adjustment for stock splits and similar events.

*The filing fee has been calculated pursuant to Rule 457(h).


                                    PART II

               Information Required In the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Michigan Financial Corporation with the Securities and Exchange Commission ("SEC") are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference: (1) Michigan Financial Corporation annual report on Form 10-K for the fiscal year ended December 31, 1995; (2) Michigan Financial Corporation quarterly report on Form 10-Q for the quarter ended March 31, 1995; (3) the description of Michigan Financial Corporation common stock found on page 4 of the Registrant's Form S-2, Registration No. 33-7459; (4) from the date of filing of such documents, all documents filed by Michigan Financial Corporation with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The bylaws of the Registrant provide that the Registrant shall indemnify to the full extent permitted by law any person who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or serves or served any other enterprise at the request of the Registrant.

         The Registrant's articles of incorporation also provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. However, it does not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to the Registrant or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) a violation of Section 551(l) of the Michigan Business Corporation Act, (4) a transaction from which the director derived an improper personal benefit.

Item 7.  Exemption  from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.

Item 9.  Undertakings.

         A.  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                           (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marquette, State of Michigan, on May 15, 1995.

                                        MICHIGAN FINANCIAL CORPORATION


                                        By:  /s/ Howard L. Cohodas
                                             Howard L. Cohodas
                                             President and Principal
                                             Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                        Title                      Date



/s/ Howard L. Cohodas                 Chairman, President           May 15, 1995
Howard L. Cohodas                     (Principal Executive
                                      Officer) and Director


/s/ Kenneth F. Beck                   Senior Vice President         May 15, 1995
Kenneth F. Beck                       (Principal Financial
                                      and Accounting Officer)
                                      Treasurer, Secretary
                                      and Director


                                      Director
Alfred J. Angeli


/s/ Gary L. Butryn                    Director                      May 15, 1995
Gary L. Butryn


/s/ Willard M. Carne                  Director                      May 15, 1995
Willard M. Carne


/s/ Willard L. Cohodas                Director                      May 15, 1995
Willard L. Cohodas


/s/ Clarence R. Fisher                Director                      May 15, 1995
Clarence R. Fisher


/s/ Hugh C. Higley, Jr.               Director                      May 15, 1995
Hugh C. Higley, Jr.


/s/ David Holli                       Director                      May 15, 1995
David Holli


/s/ Daniel H. Lori                    Director                      May 15, 1995
Daniel H. Lori


/s/ Fred M. Saigh                     Director                      May 15, 1995
Fred M. Saigh


/s/ James L. Smith                    Director                      May 15, 1995
James L. Smith



                                 EXHIBIT INDEX


                                                                    Sequentially
 Exhibit                                                              Numbered
 Number                                                                 Page


     4        The Michigan Financial Corporation Stock Option Plan        8

     5        Opinion of Foster, Swift, Collins & Smith, P.C.             9
               regarding the legality of securities being registered

    23.1      Consent of Ernst & Young                                   10

    23.2      Consent of Foster, Swift, Collins & Smith, P.C.
               (included in Exhibit 5)